Exhibit 10.5

Independent Director Agreement

Dated as of June 24, 2026

This Independent Director Agreement (the “Agreement”) dated as of the date first set forth above (the “Effective Date”) is entered into by and between Advasa Holdings, Inc., a Delaware corporation (the “Company”) and William Witherspoon (the “Director”). The Company and Director may collectively be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company has appointed the Director to the Board of Directors of Company (the “Board”) and now desires to enter into an agreement with the Director with respect to Director’s continuing service as a director of Company; and

WHEREAS, the Director is willing to continue serving as a director of Company upon the terms and conditions set forth herein and in accordance with the provisions of this Agreement;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Director hereby agree as follows:

Section 1. Duties.

(a)	Director agrees to serve as an independent Director of the Company and to be available to perform the duties consistent with such position pursuant to the Certificate of Incorporation and Bylaws of the Company, and any additional codes, guidelines or policies of the Company that may be effective now or in the future (collectively, the “Governance Documents”) and the laws of the state of Delaware. The Company acknowledges that Director currently holds other positions (“Other Employment”) and agrees that Director may maintain such positions, provided that such Other Employment shall not materially interfere with Director’s obligations under this Agreement. Director confirms that Director expects Director will be able to devote sufficient time and attention to the Company as is necessary to fulfill Director’s responsibilities as a Director of the Company and that Director expects the Other Employment will not in any way impact Director’s independence, and if Director determines that is no longer the case, Director will promptly notify the Company. Such time and attention shall include, without limitation, participation in telephonic and/or in-person meetings of the Board; provided, that Director is given reasonable advance notice of such meetings and they are scheduled at times when Director is available. Director also represents that the Other Employment shall not materially and unreasonably interfere with Director’s obligations under this Agreement. Subject to the forgoing, Director will use Director’s best efforts to promote the interests of Company and its stockholders.

(b)	Without limiting the generality of the foregoing, Director confirms that Director is independent (as such term has been construed under the rules and regulations of the Securities and Exchange Commission, the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange). Director also confirms that, to Director’s knowledge, (a) Director does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s significant equity or debt holders or any of their respective corporate affiliates that would cause Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out Director’s responsibilities as a Director of the Company, in each case in accordance with the terms of the Governance Documents and applicable law, and (b) Director has no existing relationship or affiliation of any kind with any entity Director knows to be a competitor of the Company.

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(c)	By execution of this Agreement, Director accepts Director’s appointment or election as a Director of the Company, and agrees to serve in such capacity, subject to the terms of this Agreement, until Director’s successor is duly elected and qualified or until Director’s earlier death, resignation or removal. The Parties acknowledge and agree that Director is being engaged to serve as a Director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

(d)	Director’s status during the Term (as defined below) shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director hereunder shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

Section 2. Term. The Term of this Agreement shall continue until the earliest of (a) such time as Director resigns or is removed in accordance with the Governance Documents, and (b) the death of the Director (the “Term”)

Section 3. Compensation. For all services to be rendered by Director hereunder, and so long as Director remains a Director of the Company, the Company shall, during the Term, pay to Director the compensation and reimbursement of expenses as set forth in this Section 3.

(a)	Director shall be paid the sum of $30,000 annually for Director’s service as a director of the Company, to be paid $2,500 each calendar month, payable within 5 business days of the end of each calendar month, and with such amount for any partial calendar quarter being appropriately prorated.

(b)	If, and for as long as, Director serves as a member of the Audit Committee of the Board, Director shall be paid the sum of $5,000 annually, to be paid $1,250 each calendar quarter, payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

(c)	If, and for as long as, Director serves as a member of the Compensation Committee of the Board, Director shall be paid the sum of $5,000 annually, to be paid $1,250 each calendar quarter, payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

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(d)	If, and for as long as, Director serves as a member of the Nominating and Corporate Governance Committee of the Board, Director shall be paid the sum of $4,000 annually, to be paid $1,000 each calendar quarter, payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated; and for as long as Director serves as the Chairperson of the Nominating and Corporate Governance Committee of the Board, Director shall be paid an additional sum of $7,500 annually, to be paid $1,875 each calendar quarter, payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

(e)	During the Term, Company shall reimburse Director for all reasonable out-of-pocket expenses incurred by Director in attending any in-person meetings, provided that Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $500.00) must be approved in advance by the Company.

Section 4. Confidentiality

(a)	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by Director in connection with this Agreement, which is related to the products, business and activities of Company, its Affiliates (as defined below), and subsidiaries, and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (a) was lawfully known by Director without an obligation of confidentiality before its receipt from Company; (b) is independently developed by Director without reliance on or use of Confidential Information; (c) is or becomes publicly available without a breach by Director of this Agreement; or (d) is disclosed to Director by a third party which is not required to maintain its confidentiality. An “Affiliate” of a Party shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such Party at any time during the Term for so long as such control exists.

(b)	Company Ownership. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Subject to the terms and conditions of this Agreement, Company hereby grants Director a non-exclusive, non-transferable, license during the Term to use any Confidential Information solely to the extent that such Confidential Information is necessary for the performance of Director’s duties hereunder. Director shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in Confidential Information, which shall be the sole and exclusive property and confidential information of Company. No identifying marks, copyright or proprietary right notices may be deleted from any copy of Confidential Information. Nothing contained herein shall be construed to limit the rights of Company from performing similar services for, or delivering the same or similar deliverable to, third parties using the Confidential Information and/or using the same personnel to provide any such services or deliverables.

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(c)	Confidentiality Obligations. Director agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any Person (as defined below) or entity or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company, other than disclosure to Director’s, partners, principals, directors, officers, employees, subcontractors and agents on a “need-to-know” basis as reasonably required for the performance of Director’s obligations hereunder or as otherwise agreed to herein. Director shall be responsible to Company for any violation of this Section 4 by Director’s employees, subcontractors, and agents. Director shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Director employs concerning its own information of like kind and character. For purposes herein, “Person” means any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, joint stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

(d)	Required Disclosure. If Director is requested to disclose any of the Confidential Information as part of an administrative or judicial proceeding, Director shall, to the extent permitted by applicable law, promptly notify Company of that request and cooperate with Company, at Company’s expense, in seeking a protective order or similar confidential treatment for the Confidential Information. If no protective order or other confidential treatment is obtained, Director shall disclose only that portion of Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information which is required to be disclosed.

(e)	Enforcement. Director acknowledges that the Confidential Information is unique and valuable, and that remedies at law will be inadequate to protect Company from any actual or threatened breach of this Section 4 by Director and that any such breach would cause irreparable and continuing injury to Company. Therefore, Director agrees that Company shall be entitled to seek equitable relief with respect to the enforcement of this Section 4 without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to Company at law or in equity. For greater clarity, in the event of a breach or threatened breach by Director of any of the provisions of this Section 4, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, Company shall be entitled to a permanent injunction or other like remedy in order to prevent or restrain any such breach or threatened breach by Director, and Director agrees that an interim injunction may be granted against Director immediately on the commencement of any action, claim, suit or proceeding by Company to enforce the provisions of this Section 4, and Director further irrevocably consents to the granting of any such interim or permanent injunction or any like remedy. If any action at law or in equity is necessary to enforce the terms of this Section 4, Director, if it is determined to be at fault, shall pay Company’s reasonable legal fees and expenses on a substantial indemnity basis.

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(f)	Related Duties. Director shall: (i) promptly deliver to Company upon Company’s request all materials in Director’s possession which contain Confidential Information; (ii) use its best efforts to prevent any unauthorized use or disclosure of the Confidential Information; (iii) notify Company in writing immediately upon discovery of any such unauthorized use or disclosure; and (iv) cooperate in every reasonable way to regain possession of any Confidential Information and to prevent further unauthorized use and disclosure thereof.

(g)	Legal Exceptions. Further notwithstanding the foregoing provisions of this Section 4, Director may disclose confidential information as may be expressly required by law, governmental rule, regulation, executive order, court order, or in connection with a dispute between the Parties; provided that prior to making any such disclosure, subject to applicable law, Director shall use its best efforts to: (i) provide Company with at least fifteen (15) days’ prior written notice setting forth with specificity the reason(s) for such disclosure, supporting documentation therefor, and the circumstances giving rise thereto; and (ii) limit the scope and duration of such disclosure to the strictest possible extent.

(h)	Limitation. Except as specifically set forth herein, no licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to Director hereunder, or are to be implied by this Agreement. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their affiliates relating to the same subject matter shall not: (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third Persons.

Section 5. Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Director agrees to disclose promptly in writing to Company, or any Person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Director in the course of any work performed for Company (“Company Work Product”). Director agrees (a) to use Director’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

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(b)	Ownership of Company Work Product. Director agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

(c)	Assignment of Company Work Product. Director irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Director retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Director hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Director owned or controlled Work Product or technology that Director uses to complete the services and which is necessary for Company to use or exploit the Company Work Product.

(d)	Assistance. Director agrees to cooperate with Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Director will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Director’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Director at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Director at Company’s request on such assistance.

(e)	Execution of Documents. In the event Company is unable for any reason, after reasonable effort, to secure Director’s signature on any document requested by Company pursuant to this Section 5 within seven (7) days of the Company’s initial request to Director, Director hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 5 with the same legal force and effect as if executed by Director. Director hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Director now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to Company.

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(f)	Director Representations and Warranties. Director hereby represents and warrants that: (i) Company Work Product will be an original work of Director or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) Director will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party; (v) Director has full right and power to enter into and perform Director’s obligations under this Agreement without the consent of any third party; (vi) Director will use best efforts to prevent injury to any Person (including employees of Company) or damage to property (including Company’s property) during the Term; and (vii) should Company permit Director to use any of Company’s equipment, tools, or facilities during the Term, such permission shall be gratuitous and Director shall be responsible for any injury to any Person (including death) or damage to property (including Company’s property) arising out of use of such equipment, tools or facilities.

Section 6. Director’s Representation and Acknowledgement. Director represents to the Company that Director’s execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that Director may have with or to any Person, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of Company or any of any of its affiliate or subsidiary companies with respect to any matter arising under this Agreement.

Section 7. Representations and Warranties Relating to Securities. Any shares of Common Stock or other securities of the Company that may be issued or granted to the Director hereunder or pursuant to any other agreement between the Company and the Director in connection with the transactions contemplated herein may be referred to as the “Securities”, and Director represents and warrants to the Company as set forth in this Section 7 with respect to the Securities and Director’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

(a)	Director is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act (an “Accredited Investor”).

(b)	Director hereby represent that the Securities awarded pursuant to this Agreement are being acquired for Director’s own account and not for sale or with a view to distribution thereof. Director acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Director hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

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(c)	Director understands that the Securities is being offered and sold to Director in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Director’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Director set forth herein in order to determine the availability of such exemptions and the eligibility of the Director to acquire the Securities.

(d)	Director has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Director requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Director has been afforded the opportunity to review such documents and materials and the information contained therein. Director has been afforded the opportunity to ask questions of the Company and its management. Director understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Director understands and represents that Director is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Director has not received. Director has sought such accounting, legal and tax advice as Director has considered necessary to make an informed investment decision with respect to Director’s investment in the Securities. Director has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Director, either personally, or together with Director’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Director and Director’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Director’s financial condition is such that Director is able to bear the risk of holding the Securities that Director may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Director’s entire investment in the Company. Director has investigated the acquisition of the Securities to the extent Director deemed necessary or desirable and the Company has provided Director with any reasonable assistance Director has requested in connection therewith. No representations or warranties have been made to Director by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

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(e)	Director also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Director may not be able to liquidate Director’s investment in the Securities should a need arise to do so. Director is not dependent for liquidity on any of the amounts Director is investing in the Securities. Director has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Director understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.

(f)	Director understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)	Director understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Section 8. General Representations and Warranties of Director. Director represents and warrants to the Company as follows:

(a)	This Agreement has been duly and validly authorized by Director.

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(b)	This Agreement has been duly executed and delivered on behalf of Director, and this Agreement constitutes a valid and binding agreement of Director enforceable in accordance with its terms, subject to the application of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

(c)	Director is an individual resident of the state set forth in the notices provision for Director herein.

Section 9. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 10. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as herein defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 11. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties hereto.

Section 12. Entire Agreement; Effectiveness of Agreement. This Agreement and any other agreement entered into between the Company and Director with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Director’s employment by the Company. This Agreement may be changed only by a written document signed by the Director and the Company.

Section 13. Survival. The provisions of Section 4, Section 5, Section 6 and Section 11 through Section 25, inclusive, shall survive any termination or expiration of this Agreement, and provided that any expiration or termination of this Agreement shall not excuse a Party from compliance with, or fulfillment of, any obligations or conditions which arose prior to such expiration or termination.

Section 14. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

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Section 15. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 17, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in DELAWARE (the “Selected Courts”) WITH RESPECT TO ANY ENFORCEMENT OF AN ARBITRAL AWARD PURSUANT TO Section 17, WITH RESPECT TO ENFORCEMENT OF THE PROVISIONS OF Section 18, AND WITH RESPECT TO THE RESOLUTION OF ANY PROCEEDING OR DISPUTE WHICH IS NOT ABLE TO BE RESOLVED PURSUANT TO THE PROVISIONS OF Section 17 FOR ANY REASON. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 15(c). Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Section 16. Attorneys’ Fees. Subject to the provisions of Section 17, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 17. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Director’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Wilmington, Delaware pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 16, each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 18. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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Section 19. Indemnification. During the Term, the Director shall be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the Director’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the Director has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the Term. Any indemnification agreement entered into between the Company and the Director shall continue in full force and effect in accordance with its terms following the termination of this Agreement.

Section 20. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 21. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

Advasa Holdings, Inc.

Attn: Grady Ryther

1-2-7 Moto-Akasake

Minato-ku, Tokyo, 107-0051 Japan

Email: gryther@advasa.co.jp

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: JCacomanolis@alclaw.com

If to Director, to:

William Witherspoon

[_______________]

[_______________]

Email: spacecapitalinvestments@gmail.com

Section 22. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 23. Counsel. The Parties acknowledge and agree that legal counsel to the Company (“Counsel”) has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Director individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Director in Director’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 24. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 25. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Advasa Holdings, Inc.

By:	/s/ Grady Ryther
Name:	Grady Ryther
Title:	Chief Executive Officer

Director:

By:	/s/ William Witherspoon
Name:	William Witherspoon

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